PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

GENBAND Holdings Company

2017 Extraordinary General Meeting Meeting of Shareholders

XXXXX XX, 2017, XX:XX X.M. local time

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 6, 7, 8, 9 AND 10 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS AS SET OUT IN MORE DETAIL IN THE NOTICE OF MEETING TO:

Proposal	FOR	AGAINST	ABSTAIN
1. Permit the GENBAND Holdings Company board to adjourn the Extraordinary General Meeting.	☐	☐	☐
2. Merge Cayman Merger Sub with and into GENBAND Holdings Company.	☐	☐	☐
3. Authorize, approve and confirm the Plan of Merger.	☐	☐	☐
4. Authorize entry into the Plan of Merger.	☐	☐	☐
5. Authorize execution and filing of the Plan of Merger.	☐	☐	☐
6. Amend and restate the GENBAND Holding Company Memorandum and Articles of Association.	☐	☐	☐
7. Authorize, approve and confirm certain provisions in the certificate of incorporation of Solstice Sapphire Investments, Inc. relating to the removal of directors.	☐	☐	☐
8. Authorize, approve and confirm certain provisions in the certificate of incorporation of Solstice Sapphire Investments, Inc. relating to preemptive rights.	☐	☐	☐
9. Authorize, approve and confirm certain provisions in the certificate of incorporation of Solstice Sapphire Investments, Inc. relating to shareholder approval of mergers and other transactions.	☐	☐	☐
10. Approve, ratify and confirm actions taken and documents delivered in connection with the transactions.	☐	☐	☐

PROPOSALS 6, 7, 8 AND 9 ARE EACH CROSS-CONDITIONED UPON THE APPROVAL OF EACH SUCH PROPOSAL AND ON THE APPROVAL OF EACH OF PROPOSALS 2, 3, 4, 5 AND 10 , AND COMPLETION OF THE MERGERS IS CROSS-CONDITIONED ON THE APPROVAL OF EACH OF PROPOSALS 6, 7, 8 AND 9. NONE OF PROPOSALS 2, 3, 4, 5, 6, 7, 8, 9 AND 10 WILL BE DEEMED APPROVED UNLESS ALL OF THEM ARE APPROVED.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**____________**, 2017.**

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, guardian, or corporate officer, please give title as such.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY GENBAND Holdings Company The undersigned appoints David Walsh and Daryl E. Raiford, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of xxxxxx xxxxxx held of record by the undersigned at the close of business on xxxxxx, 2017 at the Extraordinary General Meetings of shareholders of GENBAND Holdings Company, to be held on xxxxxx, 2017, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7, PROPOSAL 8, PROPOSAL 9 AND PROPOSAL 10 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING AND ANY CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)